Exhibit 3.3

Regulations-A3-20160127 amended

Regulations of the Board of Directors

LINE Corporation

General Rules

Article 1 (Purpose)

1.	The purpose of these Regulations shall be, with respect to the Board of Directors of the Company, to ensure proper and smooth operations in accordance with laws and regulations, and the Articles of Incorporation.

2.	Except as otherwise provided in laws and regulations or the Articles of Incorporation, matters concerning the Board of Directors of the Company shall be governed by these Regulations.

Article 2 (Composition)

1.	The Board of Directors shall be composed of all of the Company’s Directors, and a meeting of the Board of Directors shall be effective when a majority of the members are present.

2.	Auditors may be present at a meeting of the Board of Directors and express their opinions.

Article 3 (Types of Meeting of the Board of Directors)

A meeting of the Board of Directors shall, in principle, be held once a month. However, a meeting of the Board of Directors may be held at any time if necessary.

Article 4 (Convener and Chairman)

1.	The Representative Director, President and CEO shall convene the meetings of the Board of Directors and act as the chairman thereof, unless otherwise provided by laws and regulations. If the Representative Director, President and CEO is unable to serve in this position, another Director, determined in accordance with an order of succession previously determined by resolution of the Board of Directors, shall act in place of the Representative Director, President and CEO.

2.	Each of the Directors and auditors may demand convocation of a meeting of the Board of Directors by submitting a document indicating the purpose of the meeting of the Board of Directors to the convener.

Article 5 (Process for Convocation)

1.	Notice of a meeting of the Board of Directors (indicating the purpose of the meeting) shall be sent to each Director and Auditor at least three days prior to the meeting. However, in the event of urgency, such period may be shortened.

2.	When the consent of all Directors and Auditors is obtained, a meeting of the Board of Directors may be held without following the above procedures for convening a meeting.

Article 6 (Matters to be Resolved)

1.	The Board of Directors shall resolve matters provided for in Exhibit 1.

2.	Types of resolutions in a meeting of the Board of Directors shall be as set forth under one of the following items.

(1)	Approval

To approve the contents of a draft without amendment

(2)	Approval with amendment

To approve the contents of a draft after partially amending immaterial matters thereof

(3)	Supplement

To direct to supplement material matters contained in a draft, and ensure that the draft is brought back before the Board of Directors to resolve at the following meeting of the Board of Directors

(4)	Rejection

To reject the contents of a draft entirely, which prohibits the discussion of the draft again at a meeting of the Board of Directors in the same business year

3.	When emergency measures are necessary, the Representative Director, President and CEO may execute them without a resolution of a meeting of the Board of Directors, unless to do so would violate laws and regulations or the Articles of Incorporation. In this case, such execution shall be subject to an approval of the Board of Directors at the following meeting of the Board of Directors.

Article 7 (Matters to be Reported)

1.	The Representative Director, President and CEO shall report the profit and loss, status of properties and status of execution of other material business at a meeting of the Board of Directors.

2.	The chairman and the Representative Director, President and CEO may appoint another Director to give the report provided for in the preceding paragraph.

3.	Directors who have been engaged in competitive transactions and transactions with the Company shall report to the Board of Directors on the material facts of such transaction.

4.	In cases where Directors have notified all of the Directors and Auditors of the matters to be reported at a meeting of the Board of Directors, the report provided for in Paragraphs 1 and 3 shall be unnecessary.

Article 8 (Matters to be Discussed)

If matters scheduled to be discussed in the following meeting or the meeting thereafter are required to be discussed in advance, the matters may be brought before the Board of Directors to discuss without a resolution.

Article 9 (Omission of a Resolution of the Board of Directors)

When requirements stipulated in Article 370 of the Companies Act are satisfied, resolutions of the Board of Directors shall be deemed to have been adopted.

Article 10 (Manifestation of Intention in Writing)

1.	A Director or Auditor who cannot be present at a meeting of the Board of Directors due to unavoidable reasons may manifest his/her intention concerning an agenda and a matter to the person who will be the chairman in writing in advance.

2.	When the manifestation of intention described in the preceding paragraph occurs, the chairman shall report such fact and its contents in discussion at a meeting of the Board of Directors.

Article 11 (Opinion of the Auditors)

Auditors may, if necessary, state their opinions concerning matters outside of the matters that are on an agenda of a meeting of the Board of Directors.

Article 12 (Attendance of Persons other than Directors and Auditors)

If the Board of Directors finds it necessary, it may order persons other than Directors and Auditors to attend a meeting of the Board of Directors and may ask for their report or opinion.

Article 13 (Resolution of a Meeting of the Board of Directors)

1.	A resolution of a meeting of the Board of Directors shall be made by a majority of the Directors present at the meeting where a majority of the Directors are present.

2.	If votes are split equally and there is no majority when a resolution is intended to be made under the preceding paragraph, the chairman may defer the resolution and propose the matter to be resolved again at the following meeting of the Board of Directors.

3.	Although Directors each have one voting right, Directors who have a special interest in the business of a meeting of the Board of Directors may not exercise their voting rights. In this case, the number of voting rights held by such Director shall not be included in the number of voting rights held by Directors present, for the purpose of determining whether the resolution is adopted or not.

4.	The Board of Directors shall respect, to the extent possible, the contents and outcome of discussions of the advisory body, which was established based on Article 18 in a resolution provided for in Paragraph 1.

Article 14 (Minutes)

1.	Minutes shall be prepared with respect to the business of a meeting of the Board of Directors, and the minutes shall be retained at the head office for a period of ten years.

2.	The minutes shall state (i) the date and time on which and the place where a meeting of the Board of Directors was held, (ii) the substance of the proceedings of a meeting of the Board of Directors and the results thereof, (iii) the names of Directors if any who have a special interest in matters required to be resolved, (iv) the name of the chairman of the meeting, (v) if the meeting was convened by request of persons other than the convener or convened by persons other than the convener, such fact, (vi) the name of Directors if any who do not agree with the resolution, and other matters provided for in laws and regulations, and the Directors and the Auditors present shall affix their names and seals to the minutes.

3.	If it is unnecessary to report to the Board of Directors pursuant to Article 7, Paragraph 4, (i) the contents of matters that were not required to be reported, (ii) the date on which the matters to be reported at a meeting of the Board of Directors were notified to all of the Directors and Auditors, and (iii) the name of the Director who performed the duties concerning the preparation of the minutes shall be stated in the minutes.

4.	If a resolution of a meeting of the Board of Directors is deemed to have been adopted pursuant to Article 9, (i) the contents of matters which are deemed to have been resolved at a meeting of the Board of Directors, (ii) the name of the Director who proposed the matter set forth in (i), (iii) the day on which the resolution of the meeting of the Board of Directors is deemed to have been adopted, and (iv) the name of the Director who performed the duties concerning the preparation of the minutes shall be stated in the minutes.

Article 15 (Notice to Absentees)

The substance of the proceedings of a meeting of the Board of Directors and the results thereof shall be notified to the Directors and the Auditors who were absent from such meeting.

Article 16 (Administrative Office of the Board of Directors)

1.	The finance and accounting department and the legal department shall act as the administrative office of the Board of Directors.

2.	The administrative office shall conduct the holding of meetings of the Board of Directors, the preparation and retention of minutes and other operations concerning the Board of Directors under the entrustment of the chairman.

Article 17 (Transfer of Authority)

1.	The Board of Directors may establish subsidiary conference bodies of the Board of Directors and transfer the authority of the Board of Directors, as provided for in Exhibit 2.

2.	Management of conferences and others of subsidiary conference bodies shall be governed by rules separately established.

Article 18 (Advisory Bodies)

The Board of Directors may establish advisory bodies of the Board of Directors and make the advisory bodies conduct necessary discussions, as provided for in Exhibit 3.

Article 19 (Others)

Any matters regarding the management of the Board of Directors which are not provided in laws and regulations, the Articles of Incorporation or these Regulations, shall be subject to the discussions of a meeting of the Board of Directors and decisions of the chairman.

Article 20 (Modification and Abolition)

The modification or abolition of these Regulations shall be planned by the finance and accounting department and the legal department, and subject to a resolution of a meeting of the Board of Directors. However, any amendment to a responsible department of the administrative office of the Board of Directors provided for in Article 16, the section in charge and the like provided for in this Article shall be subject to the approval of the Representative Director, President and CEO.

Supplementary Provisions

These Regulations shall come into effect as from January 27, 2016.

Established on June 02, 2005

Revised August 17, 2005

Revised May 30, 2006

Revised April 25, 2007

Revised June 01, 2008

Revised June 01, 2010

Revised April 01, 2013

Revised July 01, 2013

Revised January 15, 2014

Revised March 01, 2014

Revised December 01, 2014

Revised January 27, 2016

<Exhibit 1>

<<Matters to be Discussed at a Meeting of the Board of Directors>>

1. Matters concerning the General Meeting of Shareholders

(1)	Determination of convocation of a general meeting of shareholders, and the agendas and proposals thereof (Article 298 of the Companies Act)

(2)	Determination of whether or not they should adopt proposals by shareholders into the agendas for a general meeting of shareholders

2. Matters concerning Accounting

(1)	Approval of the financial statements (a balance sheet, profit and loss statement, statement of changes in shareholders’ equity, etc., and individual explanatory notes) and business reports, and the supplementary statements thereof regarding each accounting period

(2)	Approval of the extraordinary financial statements

(3)	Approval of the consolidated financial statements

(4)	Approval of the annual securities report and quarterly securities report

(5)	Approval of the quarterly statement of accounts

(6)	Approval of the internal control report

(7)	Distribution of surplus and the like

(8)	Changes in material accounting systems

3. Matters concerning the Directors

(1)	Appointment and removal of Representative Director(s) and Managerial Directors (Article 362 of the Companies Act)

(2)	Determination of businesses to be assumed by Directors

(3)	Determination of a Director to preside as chairman at a meeting of the Board of Directors or general meeting of shareholders, if the President is unable to serve in the position

(4)	Approval of a competitive transaction involving a Director (Article 365 of the Companies Act)

(5)	Approval of a self-dealing transaction with the Company involving a Director (Article 365 of the Companies Act)

(6)	Approval of a Director or Auditor becoming a corporate officer of another company, a commissioner of any other organization or the like

(7)	Allocation of a Director’s compensation as has been resolved by a general meeting of shareholders

(8)	Allocation of a Director’s benefits in accordance with the manner of disposition of profit as has been approved by a general meeting of shareholders

4. Matters concerning Shares

(1)	Disposition of deficit

(2)	Approval of transfer of shares (Article 139 of the Companies Act)

(3)	Cancellation of treasury shares (Article 178 of the Companies Act)

(4)	Stock split (Article 183 of the Companies Act)

(5)	Allotment of shares without consideration (Article 186 of the Companies Act)

(6)	Changes in the framework for authorized capital accompanying a stock split (Article 184 of the Companies Act)

(7)	Fixing of the record date (Article 124 of the Companies Act)

(8)	Issuance of offered shares (Article 199 of the Companies Act)

(9)	Capitalization of reserves (Article 448 of the Companies Act)

(10)	Issuance of corporate bonds (Article 362 of the Companies Act)

(11)	Issuance of corporate bonds with stock acquisition rights (Article 236 of the Companies Act)

(12)	Implementation of interim dividends and determination of the amount of such dividends (Article 454 of the Companies Act)

(13)	Amendment of the Share Handling Regulations

(14)	Selection of the shareholders registry administrator and its share handling office

5. Matters concerning Human Resources and Organization

(1)	Establishment, change and abolishment of important structures (Article 362, Paragraph 4 of the Companies Act)

(2)	Election and dismissal of important employees (Article 362, Paragraph 4 of the Companies Act)

(3)	Basic policy regarding the wages of employees

(4)	Payment policy for the bonuses for employees

(5)	Basic policy regarding retirement allowances (pensions) for employees

(6)	Conclusion of or amendments to material labor agreements or material amendments to the rules of engagement

6. Matters concerning Assets and Funds

(1)	Matters relating to investment

(i)	Cases when making a capital contribution in an amount that exceeds 25/1000th of the net asset value at the end of the last business year

(ii)	Cases where a company becomes a consolidated subsidiary or affiliate due to a capital contribution

Cases where the amount of capital contribution exceeds 25/10,000th of the net asset value at the end of the last business year and more than 20/100th of the total equity of a company to which the contribution was made

Cases where a company is considered to be a consolidated subsidiary or affiliate in light of the applicable accounting standards

(iii)	When a capital contribution is made to a listed company, cases where the acquisition of shares exceeds 5% of the number of issued shares of such company

(iv)	Cases where the acquisition of tangible and intangible fixed assets and other investment assets exceeds 50/1000th of the total amount of the capital of the last business year

(2)	Disposition of assets

(i)	Cases where a company is excluded from being a consolidated subsidiary or affiliate in light of the applicable accounting standards due to disposition of equities and the like

(ii)	Cases where disposing of 50/100th or more of the assets acquired by a resolution set forth in (1) above (however, excluding cases where the disposition is made as specified when acquired)

(iii)	Cases where disposing of an amount 25/1000th or more of the net asset value of the last business year through disposition of equities in contribution

(iv)	Cases where disposing of tangible and intangible fixed assets that are 50/1000th or more of the total amount of the assets of the last business year

(v)	Creation of a mortgage or security interest on material properties

(3)	Matters relating to funds and guarantees for obligations

(i)	Borrowings and loans of funds 50/1000th or more of the net asset value of the last business year

(ii)	Guarantee for obligations, exemption from claims, assumption of obligations, and provision of collateral (other companies) 25/1000th or more of the net asset value of the last business year

(iii)	Establishment of an annual borrowing plan and maximum borrowing amount (Article 362, Paragraph 4 of the Companies Act)

(iv)	Borrowings exceeding the annual maximum borrowing amount indicated in the preceding item (however, this shall be entrusted to the management conference if the conditions are not changed)

7. Execution and Cancellation of Agreements that are Material from a Business Standpoint

(1)	Suspension of transactions with a major trading partner the value of which exceeds 25/1000th of the sales of the last business year

(2)	Execution of new sales agreements and supply agreements the value of which exceeds 25/1000th of the sales of the last business year

(3)	Introduction of technologies, transfer, or execution of agreements that are material from a business standpoint

(4)	Business alliances or joint ventures with other companies that are material from a business standpoint

(5)	Merger, transfer or acquisition of business, and other matters concerning agreements that are material from a business standpoint

(6)	Execution of other agreements that are material from a business standpoint

8. Matters concerning Management of Business

(1)	Approval of an annual management plan or a revised management plan

(2)	Material new business plan

(3)	Establishment, transfer and abolishment of branches, offices, or workplaces

(4)	Filing of or response to material lawsuits, resolution policy, and appointment of attorneys-at-law

(5)	In-court compromise or withdrawal of action concerning material lawsuits

(6)	Policy of settlement and out-of-court settlement concerning material disputes

(7)	Material matters concerning subsidiaries

(8)	Commission of consultants or advisors

(9)	Establishment, modification and abolition of Regulations of the Board of Directors and other material rules (excluding the amendment of the business allocation rule accompanying an entity conversion that does not fall under 5. (1))

(10)	Matters entrusted by a resolution of a general meeting of shareholders

(11)	Other matters that the Board of Directors finds particularly necessary

9. Development of Internal Control System

(1)	Development of a system for ensuring that the duties of Directors are executed in compliance with laws and regulations, and the Articles of Incorporation

(2)	Development of a system concerning the preservation and management of information regarding execution of the duties of Directors

(3)	Development of rules for managing the risk of loss and other systems

(4)	Development of a system for ensuring that the duties of Directors are efficiently performed

(5)	Development of a system for ensuring that the duties of employees are in compliance with laws and regulations, and the Articles of Incorporation

(6)	System for ensuring the appropriateness of the business of the corporate group comprised of the Company, its parent company and subsidiaries

(7)	Matters concerning employees who support the execution of the Auditors’ duties and are requested by the Auditors

(8)	Matters concerning the independence of the employees indicated in the preceding item from the Directors

(9)	System for Directors and employees to report to the Board of Auditors or the Auditors, and other systems relating to reporting to the Board of Auditors or the Auditors

(10)	Other systems for ensuring that auditing by the Auditors is conducted in an efficient manner

10. Transactions with Related Parties

(1)	Material transactions among transactions with related parties

<<Matters to be Reported to the Board of Directors>>

1.	The proceedings and results of matters to be resolved at a meeting of the Board of Directors

2.	Monthly balance sheet, profit and loss statement, and cash flow

3.	Performance of material subsidiaries and affiliates

4.	Material matters concerning operation of business

5.	Material matters concerning development

6.	Material matters concerning finance

7.	Material matters concerning employees, wages, and labor affairs

8.	Material matters concerning auditing

9.	Material facts concerning a Director entering into a competitive transaction or self-dealing transaction with the Company (Article 365, Paragraph 2 of the Companies Act)

10.	Resignation of Directors and Auditors

11.	Similar cases other than matters to be reported above shall be delegated to the Representative Director(s), and the Representative Director(s) may report to the Board of Directors after judging the materiality of the case.

<Exhibit 2>

The subsidiary conference bodies of the Board of Directors shall be as follows.

1. Management conference

(1)	Purpose

To support the President and CEO, and the Board of Directors by discussing and determining material matters concerning management of the business based on the basic management policy determined by the Board of Directors

(2)	Date scheduled to be held

As provided for by the rules of the management conference

(3)	Convener

As provided for by the rules of the management conference

(4)	Attendees

As provided for by the rules of the management conference

(5)	Administrative Office

The finance and accounting department and the legal department

2. Investment Strategy Conference

(1)	Purpose

To construct a system enabling flexible approval of investment and to establish the internal process relating to investment

(2)	Date scheduled to be held

As provided for by the rules of the investment strategy conference

(3)	Convener

As provided for by the rules of the investment strategy conference

(4)	Attendees

As provided for by the rules of the investment strategy conference

(5)	Administrative Office

The treasury department

<Exhibit 3>

The advisory bodies of the Board of Directors shall be as follows.

1. Advisory Committee

(1)	Purpose

To discuss and consider material contents of transactions with a related party or a conflict of interest, including transactions with the parent company, status of operations of the meeting of the Board of Directors, policy concerning the protection of minority shareholders, or the like

(2)	Date scheduled to be held

As provided for by the advisory committee operation rules

(3)	Convener

As provided for by the advisory committee operation rules

(4)	Attendees

All of the Company’s Outside Directors shall be attendees

(5)	Administrative Office

The finance and accounting department and the legal department

2. Outside Director Recommendation Committee

(1)	Purpose

To hold discussions regarding candidates when electing Outside Directors and make a suggestion to the Board of Directors

(2)	Date scheduled to be held

As provided for by the Outside Director recommendation committee operation rules

(3)	Convener

As provided for by the Outside Director recommendation committee operation rules

(4)	Attendees

All of the Company’s Outside Directors and the President and CEO shall be attendees

(5)	Administrative Office

The finance and accounting department and the legal department